Exhibit 99.1

FORM OF PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF

LIVE NATION, INC.

Exhibit 99.1

FORM OF PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF

LIVE NATION, INC.

LIVE NATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS For the Annual Meeting of Stockholders to be held [ • ] [ • ], 2009

The undersigned hereby appoints Michael Rapino and Kathy Willard, and each of them, proxy holders of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear act for and to vote all shares of Live Nation, Inc.’s common stock standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders to be held at [ • ] on [ • ] [ • ], 2009 at [ • ], local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present thereat.

THE PROXY HOLDERS WILL VOTE USING THE DIRECTORS PROVIDED ON THE REVERSE SIDE OF THIS

PROXY CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 1, 2, 4, 5, 6 AND 7. THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

The undersigned hereby acknowledges receipt of the Live Nation Notice of Annual Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus.

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Live Nation, Inc. account online.

Access your Live Nation, Inc. shareholder account online via Investor ServiceDirect® (ISD) .

The transfer agent for Live Nation, Inc. now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

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Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9 am-7 pm Monday-Friday Eastern Time

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Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

XXXXX

X Please mark your votes as indicated in this example FOR AGAINST ABSTAIN THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 1, 2, 4, 5, 6 AND 7 _ FOLD AND DETACH HERE _ WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. OR INTERNET http://www.proxyvoting.com/xxx Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. LIVE NATION, INC. Mark Here for Address Change or Comments SEE REVERSE 01 Ariel Emanuel, 02 Randall T. Mays, 03 Connie McCombs McNab XXXXX 4. Proposal to ratify the appointment of Ernst & Young LLP as Live Nation’s independent registered public accounting firm for the 2009 fiscal year. 5. Proposal to approve the amendment of the Live Nation, Inc. 2005 Stock Incentive Plan, as Amended and Restated, to increase the aggregate number of shares of Live Nation common stock that may be issued under the plan. 3. Proposal to elect three directors to hold office until the 2012 annual meeting of stockholders and until their respective successors have been elected and qualified. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions             FOR AGAINST ABSTAIN 1. Proposal to approve the issuance of Live Nation common stock, par value $0.01 per share, in the merger contemplated by the Agreement and Plan of Merger, dated as of February 10, 2009, among Live Nation, Ticketmaster Entertainment, Inc. and, from and after its accession thereto, Merger Sub. 2. Proposal to amend the Live Nation certificate of incorporation to change Live Nation’s name to Live Nation Entertainment, Inc. after the completion of the merger of Ticketmaster Entertainment with and into Merger Sub. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS Nominees: Will Attend Meeting YES 6. Proposal to approve the adjournment of the Live Nation annual meeting, if necessary, to solicit additional proxies. 7. Proposal to conduct any other business as may properly come before the Live Nation annual meeting or any adjournment or postponement thereof.